Item 23

                                                          Other Exhibits (a)


                              POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Karen Jacoppo-Wood and Elba Vasquez, and each of them, with full power to act without the other, his or here true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place stead, in any all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Premier State Municipal Bond Fund (including post-effective amendments and amendments thereto), and to file the same , with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grating unto said attorneys-in-fact and agents, and each of the, fund power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereto.



/s/Clifford L. Alexander, Jr.                June 1, 1999
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Clifford L. Alexander, Jr.


/s/Peggy C. Davis                            June 1, 1999
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Peggy C. Davis


/s/Joseph S. DiMartino                       June 1, 1999
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Joseph S. DiMartino


/s/Ernst Kafka                               June 1, 1999
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Ernst Kafka


/s/Saul B. Klaman                            June 1, 1999
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Saul B. Klaman


/s/Nathan Leventhal                          June 1, 1999
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Nathan Leventhal